SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 17, 1996




                           MidAmerican Energy Company
             (Exact name of registrant as specified in its charter)




     Iowa                        1-11505                        42-1425214
(State or other             (Commission File                  (IRS Employer
jurisdiction of                  Number)                     Identification No.)
incorporation)



             666 Grand Avenue, P. O. Box 657, Des Moines, Iowa 50303
               (Address of principal executive offices) (Zip Code)







Registrant's telephone number, including area code:    515/242-4300

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Item 5  Other Events.

          On   October   17,   1996,    MidAmerican    Energy    Company
("MidAmerican") announced that it has entered into a letter of intent to sell certain of its nonregulated oil and gas subsidiaries to KCS Energy Inc. of Edison, New Jersey for $217 million. MidAmerican and KCS Energy expect to complete the transaction by the end of the calendar year. The sale has been undertaken as a component of MidAmerican's evaluation of strategic alternatives for its nonregulated subsidiaries.

          A  copy  of   MidAmerican's   press  release   regarding  this
transaction is attached as an exhibit to this report.


Item 7.  Financial Statements and Exhibits.


          (c)  Exhibits.

          1.  Press Release of MidAmerican  Energy Company dated October 17,
              1996.




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                                    Signature



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         MIDAMERICAN ENERGY COMPANY



                                         /s/ Paul J. Leighton
                                         Paul J. Leighton
                                         Vice President and Corporate Secretary



October 17, 1996

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